Exhibit 99.2

M  A  C  K  -  C  A  L  I     R  E  A  L  T  Y     C  O  R  P  O  R  A  T  I  O  N

NEWS RELEASE

For Immediate Release

Mack-Cali  Realty  Corporation

Reports Third Quarter 2021 Results

Jersey City, New Jersey –  (November 3, 2021) – Mack-Cali Realty Corporation (NYSE: CLI) today reported its results for the third quarter 2021.

THIRD QUARTER 2021 HIGHLIGHTS

-	Net income (loss) of $(0.33) per share for the third quarter 2021

-	Core Funds from Operations (“Core FFO”) per share of $0.17 for the third quarter 2021

-

Two Waterfront office assets, totaling approximately 1.8 million square feet, are under contract for a combined sales price of $590 million, a further step towards simplifying and transitioning the business to a pure-play multifamily REIT

-	The operating multifamily portfolio was 96.5% occupied, 2.7% above pre-pandemic levels, and the three lease-up properties launched earlier this year were above 95% leased as of October 24, 2021

-	Multifamily sequential Same Store Net Operating Income (“NOI”) increased by 4.0%, reflecting higher occupancy, higher net effective rents and increasing market rents

-	The Waterfront office portfolio was 73.3% leased compared to 75.4% as of June 30, 2021, driven largely by the anticipated Natixis departure / move-out in Harborside 5

“I am pleased to announce another active quarter during which we further simplified the business,  continued to enhance our operational platform and capitalized on the continued strength in multifamily leasing demand. We continue to see strong interest in our high quality assets, with occupancy in our multifamily portfolio now above pre-Covid levels” stated Mahbod Nia, Mack-Cali’s Chief Executive Officer.

FINANCIAL HIGHLIGHTS

For more information and a reconciliation of FFO, Core FFO, Adjusted EBITDA and NOI to net income (loss) attributable to common shareholders, please refer to the following pages and the Company’s Supplemental Operating and Financial Data package for the third quarter 2021. Please note that all presented per share amounts are on a diluted basis.

Net income (loss) available to common shareholders for the quarter ended September 30, 2021 was $(28.3) million, or $(0.33) per share, compared to $(42.2) million, or $(0.49) per share, for the quarter ended September 30, 2020.

FFO for the quarter ended September 30, 2021 was $4.8 million, or $0.05 per share, compared to $10.1 million, or $0.10 per share, for the quarter ended September 30, 2020.

For the third quarter 2021, Core FFO was $17.5 million, or $0.17 per share, compared to $29.9 million, or $0.30 per share for the same period last year, primarily due to the impacts of the pandemic on our hotel and multifamily operations as well as the suburban asset disposals.

MULTIFAMILY PORTFOLIO HIGHLIGHTS

The Company’s operating multifamily portfolio was comprised of 5,825 units and was 96.5% occupied as of October 24, 2021, 2.7% above pre-pandemic levels and up from 92.3% as of June 30, 2021.

The Same Store multifamily portfolio was comprised of 5,499 units. The multifamily Same Store year-over-year NOI increased by 6.5%, reflecting higher revenue from recovering leasing activity driving lower vacancy and higher in-place rents.

The multifamily Same Store sequential quarter-over-quarter NOI increased by 4.0%, reflecting higher occupancy,  higher net effective rents and increasing market rents.

Multifamily Development

The Company commenced lease-up of three buildings in 2021:

•	The Capstone at Port Imperial, NJ comprised of 360 units, was launched in the first quarter 2021 and was 96.4% leased as of October 24, 2021
•	The Upton in Short Hills, NJ comprised of 193 units, was launched in the first quarter 2021 and was 99.5% leased as of October 24, 2021
•	Riverhouse 9 at Port Imperial, NJ comprised of 313 units, was launched in May 2021 and was 95.8% leased as of October 24, 2021

Haus 25, previously known as The Charlotte, a 750 unit asset located at 25 Christopher Columbus in Jersey City, NJ, is the only property currently under construction.

OFFICE PORTFOLIO ACTIVITY

As of September 30, 2021, the Company’s consolidated office portfolio was comprised of eight operational properties across 5.1 million rentable square feet and was 73.5% leased compared to 74.7% as of June 30, 2021.

The Waterfront office portfolio was 73.3% leased compared to 75.4% as of June 30, 2021, driven primarily by the anticipated Natixis departure / move-out at Harborside 5 (101,000 square feet). The Company signed 8,600 square feet of new leases during the third quarter, totaling 176,100 square feet of new leases or renewals / extensions signed in 2021.

For the office portfolio, third quarter 2021 Same Store year-over-year revenue decreased by 2.1% and Same Store year-over-year NOI increased by 3.4%, driven by savings in operating expenses.

TRANSACTION ACTIVITY

Waterfront Office Dispositions

During the third quarter 2021, the Company entered into separate definitive agreements to sell two of its office properties located in Jersey City and Hoboken, NJ totaling approximately 1.8 million square feet, for a combined sales price of $590 million.

Suburban Office Dispositions

During the third quarter 2021, the Company completed the disposal of its joint venture interest in the Crystal Lake office property for $1.9 million and 7 Giralda Farms for $29 million, using the net proceeds of the sales to fully retire the outstanding balance on the Company’s term loan.

In October 2021, the Company completed the disposal of 4 Gatehall Drive for $25.3 million, using the net proceeds of the sale to paydown the corporate debt.

BALANCE SHEET/CAPITAL MARKETS

As at September 30, 2021, the Company had a debt-to-undepreciated assets ratio of 46.3% compared to 48.4% at December 31, 2020 and 49.8% at September 30, 2020.

Net debt to Adjusted EBITDA for the quarter ended September 30, 2021 was 15.2x compared to 12.1x for the quarter ended September 30, 2020. The Company's interest coverage ratio was 2.5x for the quarter ended September 30, 2021, compared to 2.7x for the quarter ended September 30, 2020.

On October 27, 2021, following the successful lease-up of The Upton in Short Hills, the Company closed on the refinancing of the $62 million construction loan with a 5-year $75 million floating-rate facility at an interest margin of 1.4% over 1-month LIBOR. The Company simultaneously purchased a 3-year LIBOR cap at a strike rate of 1.0%.

CONFERENCE CALL/SUPPLEMENTAL INFORMATION

An earnings conference call with management is scheduled for November 4,  2021 at 8:30 a.m. Eastern Time, which will be broadcast live via the Internet at: https://edge.media-server.com/mmc/p/wggqebkt.

The live conference call is also accessible by calling (323) 794-2598 and requesting the Mack-Cali earnings conference call or passcode 5487368.

The conference call will be rebroadcast on Mack-Cali’s website at http://investors.mack-cali.com/corporate-overview beginning at 10:30 a.m. Eastern Time on November 4, 2021.

A replay of the call will also be accessible November 4,  2021 through November 11,  2021 by calling (719) 457-0820 and using the pass code, 5487368.

Copies of Mack-Cali’s third quarter 2021 Form 10-Q and Supplemental Operating and Financial Data are available on Mack-Cali’s website, as follows:

Third Quarter 2021 Form 10-Q:

http://investors.mack-cali.com/sec-filings

Third Quarter 2021 Supplemental Operating and Financial Data:

http://investors.mack-cali.com/quarterly-supplementals

In addition, once filed, these items will be available upon request from:

Mack-Cali Investor Relations Department

Harborside 3, 210 Hudson St., Ste. 400, Jersey City, New Jersey 07311

NON-GAAP FINANCIAL MEASURES

Included in this press release are Funds from Operations, or FFO, Core Funds from Operations, or Core FFO, net operating income, or NOI and Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization, or Adjusted EBITDA, each a “non-GAAP financial measure”, measuring Mack-Cali’s historical or future financial performance that is different from measures calculated and presented in accordance with generally accepted accounting principles (“U.S. GAAP”), within the meaning of the applicable Securities and Exchange Commission rules. Mack-Cali believes these metrics can be a useful measure of its performance which is further defined below.

For reconciliation of FFO and Core FFO to Net Income (Loss), please refer to the following pages. For reconciliation of NOI, and Adjusted EBITDA to Net Income (Loss), please refer to the Company’s disclosure in the Quarterly Financial and Operating Data package for the third quarter 2021.

FFO

FFO is defined as net income (loss) before noncontrolling interests in Operating Partnership, computed in accordance with U.S. GAAP, excluding gains or losses from depreciable rental property transactions (including both acquisitions and dispositions), and impairments related to depreciable rental property, plus real estate-related depreciation and amortization. The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that as FFO per share excludes the effect of depreciation, gains (or losses) from property transactions and impairments related to depreciable rental property (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs.

FFO per share should not be considered as an alternative to net income available to common shareholders per share as an indication of the Company’s performance or to cash flows as a measure of liquidity.  FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”). A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.

Core FFO

Core FFO is defined as FFO, as adjusted for certain items to facilitate comparative measurement of the Company's performance over time.  Core FFO is presented solely as supplemental disclosure that the Company's management believes provides useful information to investors and analysts of its results, after adjusting for certain items to facilitate comparability of its performance from period to period. Core FFO is a non-GAAP financial measure that is not intended to represent cash flow and is not indicative of cash flows provided by operating activities as determined in accordance with GAAP.  As there is not a generally accepted definition established for Core FFO, the Company's measures of Core FFO may not be comparable to the Core FFO reported by other REITs.  A reconciliation of net income per share to Core FFO in dollars and per share is included in the financial tables accompanying this press release.

NOI and Same Store NOI

NOI represents total revenues less total operating expenses, as reconciled to net income above. The Company considers NOI to be a meaningful non-GAAP financial measure for making decisions and assessing unlevered performance of its property types and markets, as it relates to total return on assets, as opposed to levered return on equity. As properties are considered for sale and acquisition based on NOI estimates and projections, the Company utilizes this measure to make investment decisions, as well as compare the performance of its assets to those of its peers. NOI should not be considered a substitute for net income, and the Company’s use of NOI may not be comparable to similarly titled measures used by other companies. The Company calculates NOI before any allocations to noncontrolling interests, as those interests do not effect the overall performance of the individual assets being measured and assessed.

Same Store NOI is presented for the same store portfolio, which comprises all properties that were owned by the Company throughout both of the reporting periods.

ABOUT THE COMPANY

One of the country's leading real estate investment trusts (REITs), Mack-Cali Realty Corporation is an owner, manager and developer of multifamily and premier office properties in select waterfront and transit-oriented markets throughout New Jersey. Mack-Cali is headquartered in Jersey City, New Jersey, and is the visionary behind the city's flourishing waterfront, where the company is leading development, improvement and place-making initiatives for Harborside, a master-planned destination comprised of class A office, luxury apartments, diverse retail and restaurants, and public spaces.

A fully integrated and self-managed company, Mack-Cali has provided world-class management, leasing, and development services throughout New Jersey and the surrounding region for over two decades. By regularly investing in its properties and innovative lifestyle amenity packages, Mack-Cali creates environments that empower tenants and residents to reimagine the way they work and live.

Additional information on Mack-Cali Realty Corporation and the commercial real estate properties and multifamily residential communities available for lease can be found on the Company’s website at www.mack-cali.com.

The information in this press release must be read in conjunction with, and is modified in its entirety by, the Quarterly Report on Form 10-Q (the “10-Q”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-Q and the Public Filings.

We consider portions of this report, including the documents incorporated by reference, to be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of such act.  Such forward-looking statements relate to, without limitation, our future economic performance, plans and objectives for future operations and projections of revenue and other financial items. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” "target," “continue” or comparable terminology. Forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that such expectations will be achieved.  Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading "Disclosure Regarding Forward-Looking Statements" and "Risk Factors" in the Company's Annual Report on Form 10-K, as may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise, except as required under applicable law.

In addition, the extent to which the ongoing COVID-19 pandemic impacts us and our tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others.

Investor Contact:

Amanda Klein/Grace Cartwright

Gasthalter & Co.

212-257-4170

Mack-Cali@gasthalter.com

Mack-Cali Realty Corporation

Consolidated Statements of Operations

(In thousands, except per share amounts) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
REVENUES	2021	2020	2021	2020
Revenue from leases	$72,243	$67,396	$206,950	$205,732
Real estate services	2,628	2,876	7,748	8,624
Parking income	3,950	4,033	10,520	12,332
Hotel income	3,018	893	6,785	3,290
Other income	1,905	3,999	9,081	7,021
Total revenues	83,744	79,197	241,084	236,999

EXPENSES
Real estate taxes	11,905	11,004	35,958	32,920
Utilities	3,573	3,598	10,816	10,564
Operating services	17,291	19,116	51,831	51,179
Real estate services expenses	3,307	3,299	9,838	10,107
General and administrative	11,292	26,361	43,347	59,423
Dead deal and transaction-related costs	3,671	2,583	6,416	2,583
Depreciation and amortization	29,344	31,769	86,410	93,104
Property impairments	-	36,582	6,041	36,582
Land and other impairments	3,401	1,292	11,333	23,401
Total expenses	83,784	135,604	261,990	319,863

OTHER (EXPENSE) INCOME
Interest expense	(15,200)	(20,265)	(49,364)	(61,794)
Interest and other investment income (loss)	(4,731)	3	(4,620)	42
Equity in earnings (loss) of unconsolidated joint ventures	(1,724)	1,373	(2,831)	(281)
Realized gains (losses) and unrealized gains (losses) on disposition of
rental property, net	(3,000)	-	521	(7,915)
Gain on disposition of developable land	-	-	111	4,813
Gain (loss) on sale of unconsolidated joint ventures	(1,886)	-	(1,886)	-
Loss from extinguishment of debt, net	-	-	(46,735)	-
Total other income (expense)	(26,541)	(18,889)	(104,804)	(65,135)
Income (loss) from continuing operations	(26,581)	(75,296)	(125,710)	(147,999)

Discontinued operations:
Income from discontinued operations	180	18,403	13,939	60,004
Realized gains (losses) and unrealized gains (losses) on
disposition of rental property and impairments, net	609	15,775	25,469	(23,901)
Total discontinued operations, net	789	34,178	39,408	36,103
Net income (loss)	(25,792)	(41,118)	(86,302)	(111,896)
Noncontrolling interests in consolidated joint ventures	1,137	895	3,670	1,900
Noncontrolling interest in Operating Partnership of income
from continuing operations	2,884	7,769	12,858	15,859
Noncontrolling interests in Operating Partnership in discontinued operations	(72)	(3,283)	(3,583)	(3,469)
Redeemable noncontrolling interests	(6,471)	(6,471)	(19,413)	(19,413)
Net income (loss) available to common shareholders	$(28,314)	$(42,208)	$(92,770)	$(117,019)

Basic earnings per common share:
Income (loss) from continuing operations	$(0.34)	$(0.83)	$(1.47)	$(1.73)
Discontinued operations	0.01	0.34	0.39	0.36
Net income (loss) available to common shareholders	$(0.33)	$(0.49)	$(1.08)	$(1.37)

Diluted earnings per common share:
Income (loss) from continuing operations	$(0.34)	$(0.83)	$(1.47)	$(1.73)
Discontinued operations	0.01	0.34	0.39	0.36
Net income (loss) available to common shareholders	$(0.33)	$(0.49)	$(1.08)	$(1.37)

Basic weighted average shares outstanding	90,941	90,671	90,803	90,639

Diluted weighted average shares outstanding	99,975	100,307	99,870	100,235

Mack-Cali Realty Corporation

Statements of Funds from Operations and Core FFO

(in thousands, except per share/unit amounts) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net income (loss) available to common shareholders	$(28,314)	$(42,208)	$(92,770)	$(117,019)
Add (deduct): Noncontrolling interests in Operating Partnership	(2,884)	(7,769)	(12,858)	(15,859)
Noncontrolling interests in discontinued operations	72	3,283	3,583	3,469
Real estate-related depreciation and amortization
on continuing operations (a)	31,624	34,764	92,842	101,856
Real estate-related depreciation and amortization
on discontinued operations	53	1,267	965	3,974
Property Impairments on continuing operations	-	36,582	-	36,582
Property Impairments on discontinued operations	-	-	6,041	-
Impairment of unconsolidated joint venture investment	-	-	(2)	-
Gain on sale from unconsolidated joint ventures	1,886	-	1,886	-
Continuing operations: Realized (gains) losses and unrealized (gains)
losses on disposition of rental property, net	3,000	-	(521)	7,915
Discontinued operations: Realized (gains) losses and unrealized (gains)
losses on disposition of rental property, net	(609)	(15,775)	(25,469)	23,901
Funds from operations (b)	$4,828	$10,144	$(26,303)	$44,819

Add (Deduct):
(Gain) loss from early extinguishment of debt, net	-	-	46,735	-
Dead deal and post sales items in Other Income	-	-	(3,068)	-
Dead deal and transaction-related costs	3,671	2,583	6,416	2,860
Land and other impairments	3,401	1,292	11,333	23,401
Loan receivable loss allowance	5,152	-	5,152	-
(Gain) on disposition of developable land	-	-	-	(4,813)
CEO and related management change costs	-	-	2,089	-
Severance/separation costs on management restructuring	438	8,900	8,696	11,738
Reporting system conversion costs	-	-	-	363
Proxy fight costs	-	6,954	-	12,770
Core FFO	$17,490	$29,873	$51,050	$91,138

Diluted weighted average shares/units outstanding (c)	99,975	100,307	99,870	100,235

Funds from operations per share/unit-diluted	$0.05	$0.10	$(0.26)	$0.45

Core funds from operations per share/unit diluted	$0.17	$0.30	$0.51	$0.91

Dividends declared per common share	$-	$-	$-	$0.40

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$(5,651)	$(2,975)	$(11,006)	$(7,325)
Tenant improvements & leasing commissions (d)	$(1,136)	$(4,057)	$(2,408)	$(15,052)
Tenant improvements & leasing commissions
on space vacant for more than a year	$(5,479)	$(1,627)	$(14,635)	$(10,652)
Straight-line rent adjustments (e)	$(4,316)	$(467)	$(7,850)	$(1,744)
Amortization of (above)/below market lease intangibles, net (f)	$(536)	$(858)	$(2,187)	$(2,661)
Amortization of stock compensation	$2,784	$799	$7,994	$5,907
Amortization of lease inducements	$(18)	$(40)	$(27)	$76
Non real estate depreciation and amortization	$325	$336	$979	$1,268
Amortization of deferred financing costs	$1,179	$1,074	$3,369	$3,158

(a)

Includes the Company’s share from unconsolidated joint ventures, and adjustments for noncontrolling interests, of $2,605 and $3,331 for the three months ended September 30, 2021 and 2020, respectively, and $7,413 and $10,020 for the nine months ended September 30, 2021 and 2020, respectively.  Excludes non-real estate-related depreciation and amortization of $325 and $336 for the three months ended September 30, 2021 and 2020, respectively, and $979 and $1,268 for the nine months ended September 30, 2020 and 2021, respectively.

(b)	Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT). See "Information About FFO" in this release.
(c)

Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (8,758 and 9,411 shares for the three months ended September 30, 2021 and 2020, respectively, and 8,708 and 9,397 for the nine months ended September 30, 2021 and 2020, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

(d)	Excludes expenditures for tenant spaces that have not been owned for at least a year.
(e)

Includes free rent of $6,642 and $3,930 for the three months ended September 30, 2021 and 2020, respectively, and $14,831 and $10,187 for the nine months ended September 30, 2021 and 2020, respectively. Also, includes the Company's share from unconsolidated joint ventures of $687 and $52 for the three months ended September 30, 2021 and 2020, respectively, and $821 and $69 for the nine months ended September 30, 2021 and 2020, respectively.

(f)

Includes the Company's share from unconsolidated joint ventures of $0 and $0 for the three months ended September 30, 2021 and 2020, respectively, and $0 and $0 for the nine months ended September 30, 2021 and 2020, respectively.

Statements of Funds from Operations (FFO) and Core FFO per Diluted Share

(amounts are per diluted share, except share counts in thousands) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net income (loss) available to common shareholders	$(0.33)	$(0.49)	$(1.08)	$(1.37)
Add (deduct): Real estate-related depreciation and amortization
on continuing operations (a)	0.32	0.35	0.93	1.02
Real estate-related depreciation and amortization
on discontinued operations	-	0.01	0.01	0.04
Redemption value adjustment to redeemable noncontrolling interests	0.02	0.02	0.05	0.08
Property impairments on continuing operations	-	0.36	-	0.36
Property Impairments on discontinued operations	-	-	0.06	-
Gain on sale from unconsolidated joint ventures	0.02	-	0.02	-
Continuing operations: Realized (gains) losses and unrealized (gains) losses
on disposition of rental property, net	0.03	-	(0.01)	0.08
Discontinued operations: Realized (gains) losses and unrealized (gains) losses
on disposition of rental property, net	(0.01)	(0.16)	(0.26)	0.24
Noncontrolling interest/rounding adjustment	-	0.01	0.02	-
Funds from operations (b)	$0.05	$0.10	$(0.26)	$0.45

Add (Deduct):
(Gain) loss on extinguishment of debt	-	-	0.47	-
Land and other impairments	0.03	0.01	0.11	0.23
Dead deal and transaction-related costs	0.04	0.03	0.06	0.03
Loan receivable loss allowance	0.05	-	0.05	-
(Gain) on disposition of developable land	-	-	-	(0.05)
Severance/separation costs on management restructuring	-	0.09	0.09	0.12
CEO and related management change costs	-	-	0.02	-
Proxy fight costs	-	0.07	-	0.13
Dead deal and post sales items in Other Income	-	-	(0.03)	-
Noncontrolling interest/rounding adjustment	-	-	-	-
Core FFO	$0.17	$0.30	$0.51	$0.91

Diluted weighted average shares/units outstanding (c)	99,975	100,307	99,870	100,235

(a)

Includes the Company’s share from unconsolidated joint ventures of $0.03 and $0.04 for the three months ended September 30, 2021 and 2020, respectively, and $0.09 and $0.12 for the nine months ended September 30, 2020 and 2021, respectively.

(b)	Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT). See “Information About FFO” in this release.
(c)

Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (8,758 and 9,411 shares for the three months ended September 30, 2021 and 2020, respectively, and 8,708 and 9,397 for the nine months ended September 30, 2021 and 2020, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

Mack-Cali Realty Corporation

Consolidated Balance Sheets

(in thousands, except per share amounts) (unaudited)

	September 30,	December 31,
Assets	2021	2020
Rental property
Land and leasehold interests	$571,672	$639,636
Buildings and improvements	3,424,804	3,743,831
Tenant improvements	105,531	171,623
Furniture, fixtures and equipment	96,968	83,553
	4,198,975	4,638,643
Less – accumulated depreciation and amortization	(561,240)	(656,331)
	3,637,735	3,982,312
Rental property held for sale, net	497,832	656,963
Net investment in rental property	4,135,567	4,639,275
Cash and cash equivalents	23,308	38,096
Restricted cash	19,809	14,207
Investments in unconsolidated joint ventures	148,507	162,382
Unbilled rents receivable, net	72,951	84,907
Deferred charges, goodwill and other assets, net	163,183	199,541
Accounts receivable	3,842	9,378

Total assets	$4,567,167	$5,147,786

Liabilities and Equity
Senior unsecured notes, net	$-	$572,653
Revolving credit facility and term loans	174,000	25,000
Mortgages, loans payable and other obligations, net	2,200,947	2,204,144
Dividends and distributions payable	385	1,493
Accounts payable, accrued expenses and other liabilities	160,397	194,717
Rents received in advance and security deposits	27,938	34,101
Accrued interest payable	5,739	10,001
Total liabilities	2,569,406	3,042,109
Commitments and contingencies

Redeemable noncontrolling interests	518,689	513,297

Equity:
Mack-Cali Realty Corporation stockholders’ equity:
Common stock, $0.01 par value, 190,000,000 shares authorized,
90,947,387 and 90,712,417 shares outstanding	909	907
Additional paid-in capital	2,530,163	2,528,187
Dividends in excess of net earnings	(1,223,047)	(1,130,277)
Total Mack-Cali Realty Corporation stockholders’ equity	1,308,025	1,398,817

Noncontrolling interests in subsidiaries:
Operating Partnership	129,748	148,791
Consolidated joint ventures	41,299	44,772
Total noncontrolling interests in subsidiaries	171,047	193,563

Total equity	1,479,072	1,592,380

Total liabilities and equity	$4,567,167	$5,147,786